Contact:
                                                                    ePlus inc.
                                                           Kley Parkhurst, SVP
                                                             Tel: 703-709-1924
                                                          kparkhurst@eplus.com

For Release on October 9, 2001

          EPLUS COMPLETES ACQUISITION OF SOURCEONE COMPUTER CORPORATION
                    Acquisition Expands West Coast Operations


 HERNDON, VA - October 9, 2001 - ePlus inc. (Nasdaq: "PLUS"), a leader in internet based procurement, asset management, and business process services, today announced that it has acquired SourceOne Computer Corporation, a technology sales and services company located in Silicon Valley.

"The acquisition of SourceOne gives ePlus a stronger presence in the western United States." stated Phillip G. Norton, ePlus' president, chairman, and chief executive officer. "With experienced management, an established customer base, and an excellent operating platform, SourceOne will be able to successfully cross-sell ePlus' e-commerce and financial services. We are very excited to have SourceOne become an integral part of our company and we welcome its employees and customers to ePlus."

Robert Nash, chief executive officer of SourceOne commented "We believe ePlus' business model provides our customers the e-commerce and business process services they have demanded. ePlus' products and services will enable us to dramatically expand SourceOne's offerings and value to customers, which will give SourceOne a significant advantage over the competition and allow us to better service our customers and grow profitability."

The acquisition of SourceOne will add approximately 100 customers to ePlus' customer base and add 9 additional salesman in the Silicon Valley Area.

About ePlus:

ePlus is a leading provider of Web-based e-procurement, asset management, financing solutions and eContent management and outsourcing. The ePlusSuite of products and services is comprised of Procure+, MarketBuilder, Manage+, Finance+, Service+, and the ePlusMarket, to help today's businesses dynamically streamline, improve, and gain management control. ePlus also has an eContent creation and management suite of products. ePlus solutions integrate and automate the supply chain process from requisition to approval, fulfillment, financing and asset management.
Founded in 1990, the company is headquartered in Herndon, VA and has more than 25 locations in the US. For more information, visit our website at www.eplus.com, call 800-827-5711 or email to info@eplus.com.


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ePlus(TM), ePlusSuite(TM), Procure+(TM) , Manage+(TM) , Service+(TM), B14ZR(TM),
OneSource(TM), OneReq(TM), CLG(TM) and MarketBuilder(TM) are trademarks of ePlus inc. Finance+SM is a registered service mark of ePlus inc.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements. Actual and anticipated future results may vary due to the following risks and uncertainties, including, without limitation, general economic conditions; fluctuations in operating results; its ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; the lack of long-term contracts in certain business units; its ability to enter into and retain its existing, strategic relationships; market acceptance; rapid technological change; a decline in Internet usage and intense competition in its market; its ability to effectively integrate the operational, managerial and financial aspects of the ProcureNet acquisition and future acquisitions; demand and competition for the Company's lease financing, equipment sales, asset management and software licenses and services, and the products to be leased or sold by the Company; the continued availability to the Company of adequate financing including permanent non-recourse and recourse debt, and working capital lines of credit; the ability of the Company to recover its investment in equipment through remarketing; the successful execution of its e-commerce strategy; the amount of equipment ordered, purchased and/or leased by its customers; and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.



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